Exhibit 10.52

AMENDMENT TO TRUST AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Trust Agreement dated January 1, 2002 (the “Trust”) is entered into as of January 1, 2006, between DYNEGY INC., an Illinois corporation (the “Company”) and VANGUARD FIDUCIARY TRUST COMPANY, a trust company incorporated under Chapter 10 of the Pennsylvania Banking Code (the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Dynegy Inc. Benefit Plans Committee (the “Plan Administrator”) have entered into an agreement (the “FCI Agreement”) with Fiduciary Counselors Inc. (the “Independent Fiduciary”) pursuant to which the Independent Fiduciary was appointed by the Plan Administrator to have the sole and exclusive fiduciary responsibility with respect to the continued offering and operation of the Dynegy Stock Fund and with respect to the continued holding of Class A common stock of the Company (“Company Stock”) in the Dynegy Inc. 401(k) Savings Plan (the “Plan”);

WHEREAS, pursuant to the FCI Agreement, the Independent Fiduciary received certain powers to direct the Trustee with respect to the Dynegy Stock Fund and the Company Stock, and the Independent Fiduciary agreed to perform certain duties with respect to the Dynegy Stock Fund and the Company Stock; and

WHEREAS, the Company and the Trustee deem it necessary and desirable to amend the Trust Agreement to reflect the appointment of the Independent Fiduciary and to authorize it to have certain powers and to perform the duties specified in this Amendment with respect to the Dynegy Stock Fund and the Company Stock.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

1. Section 2.1 of the Trust is hereby amended in its entirety to provide as follows:

“The Plan Administrator shall have the exclusive authority and discretion to select the investment funds available for investment under the Plan, other than the Dynegy Stock Fund, which shall be offered as an investment fund available for investment under the Plan in accordance with the provisions of the Plan and Section 2.5 hereof (the selected investment funds and the Dynegy Stock Fund are collectively referred to as the “Investment Funds”). The Plan Administrator shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Plan, and any changes thereto. To the extent provided in the Plan and Master Trust Agreement (as defined below), the Plan Administrator may also direct the Trustee from time to time to cause assets in the Fund to be delivered to the trustee under that certain Master Trust Agreement of even date herewith between Dynegy

Inc. and Vanguard Fiduciary Trust Company (the “Master Trust Agreement”) establishing a master trust (the “Master Trust”), and such assets shall be held, administered and invested pursuant to the Master Trust Agreement. The Master Trust is hereby adopted as a part of this Agreement and the Plan.”

2. Section 2.2 of the Trust is amended in its entirety to read as follows:

“Section 2.2. Subject to the provisions of Section 2.5 hereof and the Plan, each Participant shall have the exclusive right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate accounts of the Participant under the Plan among any one or more of the available Investment Funds. All investment directions by Participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investment of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Plan Administrator, Independent Fiduciary or Participants in accordance with the provisions of the Plan and the Plan Administrator’s approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. The Plan Administrator may designate a default fund under the Plan in which the Trustee shall deposit contributions to the Fund on behalf of Participants who have been identified by the Plan Administrator as having not specified investment choices under the Plan. In addition, the Independent Fiduciary may also designate a default fund pursuant to Section 2.5. If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall immediately notify the Plan Administrator or the Independent Fiduciary, as applicable, of that fact, and the Trustee may, in its discretion, hold all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions (which proper investment directions shall include the designation of a default fund as provided in the preceding sentences). Otherwise, it is specifically intended under the Plan and this Agreement that the Trustee shall have no discretionary authority to determine the investment of the assets of the Fund.”

3. Subsection 2.3(a) of the Trust is hereby amended by adding the phrase, “subject to the provisions of Section 2.5,” to the beginning thereof.

4. Subsection 2.3(b) of the Trust is hereby amended in its entirety to provide as follows:

“(b) to dispose of all or any part of the investments, securities other than Company Stock, or other property which may from time to time or at any time constitute the Fund or portion thereof in accordance with the investment directions by Participants furnished to it pursuant to Section 2.2 or the written directions by the Plan Administrator furnished to it pursuant to Section 1.3, or to dispose of all or any part of the Company Stock which may from time to time or at any time constitute a portion of the Fund in accordance with the investment directions by Participants furnished to it pursuant to Section 2.2 or the written directions by the Independent Fiduciary pursuant to Section 2.5, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefore, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;”

5. A new Section 2.5 is hereby added to the Trust to provide as follows:

“Section 2.5. Notwithstanding any other provision of this Agreement to the contrary, the Independent Fiduciary shall have the sole and exclusive authority to determine whether acquiring or holding Company Stock in the Plan and Fund is no longer consistent with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and it shall be the sole named fiduciary for such purpose. If the Independent Fiduciary makes such a determination, it shall have the power to determine whether to:

(a)	prohibit or limit (for example, as a percentage of a Participant’s account) further purchases or holdings of Company Stock or increasing the Dynegy Stock Fund’s holding of cash or cash equivalent investments, and in the event of such prohibition or limitation, to designate, as necessary, an alternative investment fund for the investment of the proceeds pending further investment directions by the Plan’s Participants and beneficiaries;

(b)	liquidate some or all of the Plan’s holdings in Company Stock and determine how such liquidation should be accomplished and in the event of such liquidation, to designate, as necessary, an alternative investment fund for the investment of the proceeds pending further investment directions by the Plan’s Participants and beneficiaries; or

(c)	terminate the availability of the Dynegy Stock Fund as an investment option under the Plan on such terms and conditions as the Independent Fiduciary shall deem prudent and in the interest of the Plan and its Participants and beneficiaries (and notwithstanding any Participant or beneficiary investment directions to the contrary), including the determination of the manner and timing of termination of the Dynegy Stock Fund and orderly liquidation of its assets and designation of an alternative investment fund for the investment of the proceeds pending further investment directions by the Plan’s Participants and beneficiaries.

The Independent Fiduciary shall direct the Trustee to take such actions as are necessary and appropriate to implement and administer the Independent Fiduciary’s determinations under this Section 2.5, and the Trustee shall be fully entitled to rely on such directions, and the Trustee shall be under no duty to ascertain whether such directions are in accordance with the provisions of the Plan.”

6. Section 3.1 of the Trust is hereby deleted and the remaining Sections of Article III renumbered accordingly.

7. The second sentence of Section 4.5 of the Trust is hereby amended in its entirety to provide as follows:

“The Trustee shall be the fiduciary who is responsible for ensuring that such procedures are sufficient to safeguard the confidentiality of the information described above and that such procedures are followed; provided, however, the Independent Fiduciary shall be the fiduciary responsible for ensuring the confidentiality of the proxy voting process.”

8. A new Section 4.6 is hereby added to the Trust to provide as follows:

“Section 4.6. The Independent Fiduciary shall direct the Trustee to execute and deliver such forms and other documents as the Independent Fiduciary may determine are advisable to be filed with the Securities and Exchange Commission or other governmental agency, and the Trustee shall be fully entitled to rely on such directions.”

9. Sections 7.1 and 7.2 of the Trust are hereby amended by adding the phrase “or the Independent Fiduciary” immediately following the term “Plan Administrator” in such Sections.

10. This Amendment may be executed in separate counterparts, which together shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

DYNEGY INC.

By:	(Illegible)
Title:	Vice President, HR

VANGUARD FIDUCIARY TRUST COMPANY

By:	/s/ Dennis Simmons
Dennis Simmons
Title:	Principal

AGREED TO AND APPROVED BY:

FIDUCIARY COUNSELORS INC.

By:	(Illegible)
Title:	President & CEO